UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	90-1890354
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective on December 8, 2021, the Board of Directors of 180 Life Sciences Corp. (“we”, “us” and the “Company”) approved the grant to:

(a)	Mr. Quan Anh Vu, the newly appointed Chief Operating Officer/Chief Business Officer of the Company, of Incentive Stock Options (ISO)(provided that to the extent the total amount of such options vesting in one year, together with any other options held by Mr. Vu exceed, $100,000, such options shall be non-qualified stock options (NQSO)(the “$100,000 Limit”)), to purchase 275,000 shares of common stock of the Company, vesting in 48 equal monthly installments, beginning on the last day of November 2021, and continuing on the last day of each calendar month thereafter, subject to Mr. Vu’s continued service to the Company, and subject to accelerated vesting upon Mr. Vu’s death or disability, termination without cause or a termination by Mr. Vu for good reason, or a change of control or sale of the Company, the anticipated grant of which were previously disclosed by the Company;

(b)	Mr. Jonathan Rothbard, the Company’s Chief Science Officer, ISOs to purchase 300,000 shares of common stock of the Company (subject to the $100,000 Limit), vesting 1/3rd of such options at the date of grant and vesting the remaining options at the rate of 24 equal monthly installments, beginning on the last day of December 31, 2021, and continuing on the last day of each calendar month thereafter, subject to Mr. Rothbard’s continued service to the Company, and subject to accelerated vesting upon Mr. Rothbard’s death or disability, termination without cause or a termination by Mr. Rothbard’s for good reason, or a change of control or sale of the Company; and

(c)	Dr. Lawrence Steinman and Sir Marc Feldmann, the Company’s Executive Co-Chairmans, NQSOs to purchase 25,000 shares of common stock each, vesting immediately on the date of grant.

All of the options described above were granted pursuant to the Company’s 2020 Omnibus Incentive Plan (the “Plan”), had a term of 10 years, and had an exercise price equal to $3.95 per share, the closing sales price of the Company’s common stock on the date of grant.

Also on December 8, 2021, the Company agreed to issue Sir Marc Feldmann an aggregate of 5,536 shares of common stock in consideration for $21,870 of compensation owed to Sir Feldmann for services rendered to the Company as a member of the Board of Directors. Such shares were issued pursuant to the Plan and valued at $3.95 per share, the closing sales price on the date of grant.

Item 8.01 Other Events.

The information in Item 5.02 above regarding the awards and issuances to Dr. Lawrence Steinman and Sir Marc Feldmann is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of Stock Option Agreement 180 Life Sciences Corp. 2020 Omnibus Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed as Exhibit 4.2 to the Company’s Registration on Form S-8, filed with the Securities and Exchange Commission on September 30, 2021 (File No. 333-259918) and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
	Name:	James N. Woody, M.D., Ph.D.
	Title:	Chief Executive Officer

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